Exhibit 10.1

AMENDMENT NO. 2 TO THE TRANSITION SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO THE TRANSITION SERVICES AGREEMENT (this “Amendment”), dated as of March 13, 2018, amends that certain Transition Services Agreement, dated March 14, 2016, by and between Integer Holdings Corporation (f/k/a Greatbatch, Inc.), having an office at 10000 Wehrle Drive, Clarence, New York 14031 (“Integer”) and Nuvectra Corporation (f/k/a QIG Group, LLC), having an office at 5830 Granite Parkway, Suite 1100, Plano, Texas, 75024 (“Nuvectra”), as amended by that certain Amendment No. 1 to the Transition Services Agreement, dated as of May 1, 2016, by and between Integer and Nuvectra (the “TSA”).

WHEREAS, Integer and Nuvectra wish to amend the TSA in order to, amongst other things, extend the provision of certain IT-related services by Integer and for payment of such extended services by Nuvectra.

NOW, THEREFORE, for good and lawful consideration, the sufficiency of which is hereby acknowledged and agreed, the parties hereto (individually, a “Party”; collectively, the “Parties”) hereby agree as follows:

1.             Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the TSA.

2.          Amendment to Agreement. The TSA is hereby amended by replacing all of the following references in the TSA as follows: (i) “QiG Group, LLC” with “Nuvectra Corporation”; (ii) “QiG Group” with “Nuvectra”; (iii) “Greatbatch, Inc.” with “Integer Holdings Corporation”; and (iv) “GB” with “Integer”.

3.           Amendment to Schedule A. Schedule A of the TSA is hereby amended by deleting Schedule A in its entirety and replacing it with new Schedule A, attached hereto.

4.            Miscellaneous.

(a)     Except as provided herein, all terms and conditions of the TSA shall remain in full force and effect.

(b)     This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all of the Parties, notwithstanding that all of the Parties are not signatories to the original or the same counterpart.

(c)     This Amendment expresses the entire understanding of the Parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.

(d)     This Amendment, and all claims arising in whole or in part out of, related to, based upon, or in connection herewith or the subject matter hereof will be governed by and construed and enforced in accordance with the substantive laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

INTEGER HOLDINGS CORPORATION

By:       /s/ Gary Haire

Name: Gary Haire

Title:   Chief Financial Officer

NUVECTRA CORPORATION

By:       /s/ Scott F. Drees

Name: Scott Drees

Title:   Chief Executive Officer

Schedule A

IT Services:

Nuvectra will adhere to Integer policies and procedures throughout the transition period, failure to comply, after written notice, with IT security procedures will be grounds to terminate this Agreement.

●	Associate on-boarding and off-boarding including account administration
●	Information Security Support
●	Infrastructure and Network Operations

INTEGER DOES NOT GUARANTEE THAT THE IT SERVICES, SYSTEMS OR ASSETS WILL PERFORM ERROR-FREE OR UNINTERRUPTED OR THAT INTEGER WILL CORRECT ALL ERRORS.

Payment Terms:

Payment terms for transition services will be net 30.

Any incremental third party cost directly related to providing services to Nuvectra will be reimbursed by Nuvectra net 30. Any changes to the above services will be agreed upon by both parties including the applicable cost reimbursement.

Billing Fees:

IT Services described above are required for the period from March 14, 2018 until April 18, 2018 (the “IT Transition Period”).

Nuvectra will pay Integer Thirteen Thousand Three Hundred Thirty-Three Dollars ($13,333.00) for the IT Services described above and such fee will be paid at the end of the IT Transition Period.

Nuvectra will be charged to enhance existing functionality/services or develop new functionality/services that do not exist within the IT portfolio at the time of spinoff. The labor rate for internal labor will be charged $100 per hour and the rate for any external contractors or consultants will be charged at cost.